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                                                                    EXHIBIT 4.10


                              CERTIFICATE OF TRUST

                                       OF

                               DTE ENERGY TRUST II


                  THIS CERTIFICATE OF TRUST OF DTE ENERGY TRUST II (the "Trust") is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss.3801, et seq.)(the "Act").

         FIRST: The name of the business trust being formed hereby is DTE Energy Trust II.

         SECOND: The name and business address of the trustee of the Trust in the State of Delaware is The Bank of New York (Delaware), 700 White Clay Center, Route 273, Newark, Delaware 19711.

         THIRD: This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act as of the date first above written.



                                      The Bank of  New York (Delaware),
                                             as Delaware trustee


                                      By: /s/ William T. Lewis
                                          -----------------------------------
                                          Name:  William T. Lewis
                                          Title: Senior Vice President


                                      The Bank of  New York,
                                          as Property trustee


                                      By: /s/ Paul J. Schmalzel
                                          -----------------------------------
                                          Name:  Paul J. Schmalzel
                                          Title: Vice President